UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2008

INTERNATIONAL POWER GROUP, LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-51449	20-1686022
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

950 Celebration Blvd., Suite A, Celebration, FL.	34747
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number including area code: (407) 566-0318

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 19, 2008, the Board of Directors of International Power Group, Ltd. (the “Company”) accepted the resignation of Peter Toscano as Chief Executive Officer of the Company and the Chairman of its Board of Directors. Mr. Toscano, a principal shareholder of the Company, will remain as a director and the Company’s Secretary, Treasurer and Chief Financial Officer. In connection with this, also on December 19, 2008, the Board appointed current director Doctor Daniel Conte to act as its Chairman and current President/Chief Operating Officer John Benvengo to the position of Chief Executive Officer in addition to his Chief Operating Officer and the Presidency positions.

Also, on December 23, 2008, Mr. Anthony Varbero tendered his resignation as member of the Board of Directors of International Power Group, Ltd. (the “Company”).

There have been no changes to any compensatory arrangements as a result of the aforementioned resignations and/or appointments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERNATIONAL POWER GROUP, LTD.

Date: Tuesday, December 23, 2008	By: /s/ John Benvengo
John Benvengo
President, Chief Operating Officer and Chief Executive Officer